UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2013

POWIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54015	87-0455378
State or other jurisdiction incorporation	Commission File Number	IRS Employer
Identification No.

20550 SW 115th Ave. Tualatin, OR 97062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (503) 598-6659

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8-  OTHER EVENTS

Item 8.01         Other Events

Effective June 17, 2013, Jeff Dunn will become the Company’s contract Interim Chief Financial Officer.  Mr. Dunn’s services have been engaged through CFO Selections LLC, Belleview, WA. The Company has contracted for Mr. Dunn’s services for an initial term of 90 days, pending the selection of a full-time Chief Financial Officer. Mr. Dunn will not be an executive officer of the Company. Joseph Lu will remain the Company’s principal financial officer.

From 2001- 2008, Mr. Dunn was Controller at Getty Images, Inc. and  subsequently served as its Chief Financial Officer and Senior Vice President from 2008-2010. Mr. Dunn has also served as an Audit Senior with Deloitte & Touch LLP, Portland, OR. Since 2010, Mr. Dunn has been an independent financial consultant. He received B.S. Business Administration from Portland State University in 1993.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWIN CORPORATION

Dated: June 11, 2013	By: /s/ Joseph Lu
Chief Executive Officer